UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

Exantas Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 212-621-3210

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
RCC Real Estate SPE 4, LLC ("SPE 4"), an indirect wholly-owned subsidiary of Exantas Capital Corp. (the "Company"), entered into a $400,000,000 Amended and Restated Master Repurchase and Securities Contract dated as of July 19, 2018 (the "Repurchase Facility") with Wells Fargo Bank, National Association ("Wells Fargo"). The Repurchase Facility is an amendment and restatement of the Company's $400,000,000 Master Repurchase Agreement with Wells Fargo originally entered into on February 27, 2012 (the "Prior Facility"), which is utilized to finance the Company's core commercial real estate lending business. The Repurchase Facility extends the maturity date of the Prior Facility to July 21, 2020, subject to three one-year extensions at the option of SPE 4 and the right of SPE 4 to repurchase the assets held subject to the facility prior to maturity.  Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.  The Company paid an extension fee, as well as other reasonable closing costs.
The Repurchase Facility continues to contain margin call provisions that provide Wells Fargo with certain rights if there is a decline in the value of purchased assets ("Margin Deficit") that is not remedied by increasing the purchase price of other assets. Under these circumstances, Wells Fargo may require SPE 4 to transfer cash in an amount necessary to eliminate such Margin Deficit or repurchase the asset that resulted in such Margin Deficit.
The Company continues to fully guarantee all payments and performance under the Repurchase Facility pursuant to an Amended and Restated Guaranty Agreement dated as of July 19, 2018 (the "Guaranty"), which amends and restates the Guaranty Agreement dated February 27, 2012.  Also, SPE 4's direct parent, RCC Real Estate, Inc. ("Pledgor"), executed a Pledge and Security Agreement with Wells Fargo pursuant to which Pledgor pledged and granted to Wells Fargo a continuing security interest in any and all of Pledgor's right, title and interest in and to SPE 4, including all dividends, distributions and income from Pledgor's interests in SPE 4.
The Repurchase Facility specifies events of default (subject to certain materiality thresholds and grace periods) customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of SPE 4, Pledgor or the Company; breaches of covenants and/or certain representations and warranties; performance defaults by the Company or Pledgor; a judgment in an amount greater than $100,000 against SPE 4 or $5,000,000 in the aggregate against SPE 4, the Company or Pledgor; or a default involving the failure to pay, or an acceleration of, a monetary obligation in excess of $100,000 of SPE 4 or $5,000,000 of the Company or Pledgor. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Facility and the liquidation by Wells Fargo of purchased assets then subject to the Repurchase Facility.
The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and the Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018, between RCC Real Estate SPE 4, LLC and Wells Fargo Bank, National Association
99.2	Amended and Restated Guaranty Agreement, dated as of July 19, 2018, between Exantas Capital Corp. and Wells Fargo Bank, National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ David J. Bryant
David J. Bryant Chief Financial Officer

Dated:	July 25, 2018